REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q3 2022 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: NOVEMBER 22, 2022 / 1:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Kate Wagner Scott D. Lipesky Abercrombie & Fitch Co. - Executive VP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Carla Casella JPMorgan Chase & Co, Research Division - MD & Senior Analyst Corey Tarlowe Jefferies LLC, Research Division - Equity Analyst Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Kelly Crago Citigroup Inc., Research Division - VP Mauricio Serna Vega UBS Investment Bank, Research Division - Analyst P R E S E N T A T I O N Operator Good day, and welcome to the Abercrombie & Fitch Third Quarter of Fiscal Year 2022 Earnings Call. This conference is being recorded. At this time, I'd like to hand the call over Kate Wagner. Please go ahead, ma'am. Kate Wagner Thank you. Good morning, and welcome to our third quarter 2022 earnings call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our third quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mention today. A detailed discussion of these factors and uncertainties is contained in the company's reports and filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and reconciliations of GAAP to adjusted non-GAAP financial measures are included in the release and investor presentation issued earlier this morning. With that, I will turn the call over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning, and thank you for joining us today. Before we dive in, I'd like to thank our global team, their ongoing resiliency and focus on executing to our long-term goals as we navigate a dynamic global macroeconomic environment. Against a challenging backdrop, our Q3 results beat our expectations on the top and bottom line with Abercrombie sales up 10% and Hollister showing sequential sales improvement and adjusted operating margin coming in 200 basis points higher than our expectations. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 22, 2022 / 1:30PM, ANF.N - Q3 2022 Abercrombie & Fitch Co Earnings Call

We're excited about our positioning going into the holiday season, continued momentum in Abercrombie and inventories healthy with the year-over-year change cut in half from our peak last quarter. I'm encouraged by the trajectory of our business, and I'm confident the steps we've taken throughout the year will put us in a position to win in Q4 and beyond. On to our Q3 results. While our global consumer continued to see significant inflation across their day-to-day lives, we were pleased to see our business improve off the second quarter, delivering flat sales in 2021 on a constant currency basis. Throughout the quarter, we continued to execute against the key pillars outlined in our Investor Day, focused brand growth, an enterprise-wide digital revolution and operating with financial discipline. These pillars give us confidence in our approach to the holiday season, which we will enter with healthy inventory levels, momentum in our key merchandising initiatives and a consumer that is engaging with us across channels. Starting with focused brand growth. We saw sales trends improve across brands compared to Q2. However, Abercrombie continued to significantly outperform Hollister as the bifurcation of the sales and gross margin performance continued in the third quarter. For the third quarter, total company net sales declined 3% to 2021. And as I mentioned, we were flat on a constant currency basis. For Abercrombie brands, which includes kids, we saw third quarter net sales grow 10% or 13% on a constant currency basis, led by ongoing strength in Abercrombie adults. Importantly, third quarter sales for Abercrombie Brands were up over 20% compared to the pre-pandemic level of 2019, even as we have reduced store square footage by around 40%. During the third quarter, we saw momentum continued Abercrombie adult as our customer transition to fall. Our assortments continue to evolve as we aspire to outfit our customer from the gym to the office to happy hour and beyond. We saw strong traffic across channels and AUR growth versus 2021, [leading] adults to achieve its best Q3 sales since 2014 and its highest Q3 AUR since 2004. I am so proud to see this team continue to push boundaries on product and marketing and deliver some of the strongest sales results in our industry. On product, performance of our women's assortment remains very strong, delivering the highest Q3 sales level since 2007. The strength was driven by our best-ever Q3 sales in jeans, dresses and pants, as we continue to build our best dressed guest franchise and chase into key trends across bottoms categories. And after seeing some green shoots in men's in Q2, we saw growth in Q3 with strength across key Tops categories as well as outerwear. While the overall size of men's lags out of women's, we are optimistic about the growth opportunity ahead. Across men's and women's, we are well positioned for holiday and are energized about the emerging spring trends we will deliver in early 2023. On the marketing front, our team continues to deliver. We were thrilled to be recognized with Performance Marketing Strategy of the Year award by LTK, which is the world's largest influencer and creator commerce platform. The Abercrombie brand was also named to the Brands that Matter list by FAST company for effectively leading with purpose, inspiring conversation and communicating our values to all the work -- through all of our work with the Trevor project, the Steve Fund, and with our own communities. Kudos to our team for their passion around these projects and for all their hard work at ensuring successful partnerships. Moving on to Abercrombie kids. As discussed last quarter, kids had a soft start to the back-to-school season, but we saw sequential improvement as we moved through the quarter. We saw the best performance in our super soft sweatshirt and sweatpants. Turning to Hollister, which includes Gilly Hicks and Social Tourist. We saw selling trends improve slightly compared to Q2. Third quarter sales declined 12% or 9% on a constant currency basis. Consistent with Q2, we check closely to apparel store traffic in the U.S. but we saw lower conversion basket size compared to 2021 as we lapped the lingering effects of stimulus last year and our customer deals with significant inflation this year. As we worked through the remaining back-to-school period into September and October, we continued to see our customer shift spend towards Tops and out of bottoms as compared to 2021. We were pleased to see stronger performance in higher fashion and special occasion items like women's dresses and men's woven shirts. We're looking at these categories as leading indicators of our ability to improve conversion and have chased into related categories in the past few months. We are seeing nice performance in our women's tops business and will work to spread this success to other categories. Zooming out on Hollister, while the teen apparel space has seen softness in the back-to-school season, we continue to look inward at opportunities to improve the business. From an organizational perspective, towards the end of the second quarter, we made several key personnel moves at the senior levels of our Hollister merchandising team. 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 22, 2022 / 1:30PM, ANF.N - Q3 2022 Abercrombie & Fitch Co Earnings Call

We have also shifted ownership of Hollister marketing to Carey Krug, who has been our Head of Abercrombie marketing for the past 4 years where she has built a great team and is instrumental in driving the amazing A&F turnaround. Carey has moved into a new role as Chief Marketing Officer and is now responsible for marketing strategy and creative across all brands. We look forward to seeing Carey build on the work our Hollister team has done over the past few years. From an operational perspective, we are continuing with the inventory actions discussed, which includes adjusting forward receipt plans in terms of total level and by category. With these adjustments, we are determined to improve Hollister's performance in the quarters to come. At Gilly Hicks, as we continue to build awareness around this active lifestyle brand, we took a big step forward in opening additional freestanding stores. As of today, we have 14 freestanding Gilly stores with 11 in the U.S. and 3 in EMEA. The team and I are excited to bring our updated positioning and product offering to our global customer as we continue to test and learn. Outside of Gilly, we continue to support our brand growth principle with new store openings across our brands. We opened 19 stores in the quarter and continued to track towards opening around 60 for the full year, which will make us a net store opener for the first time in more than a decade. It's been great to see our brands deliver the updated experience in new centers as well as reenter key locations we exited over the past few years. For the year, we expect to open 18 Abercrombie adults, 24 Hollister's, 15 Gilly Hicks and 3 kids stores. For Abercrombie adult, our customer has responded well to the new store concept we premiered last quarter that features elevated fixtures and furnishings. Styled spaces dedicated to key merchandise categories and updated fitting rooms with customizable lighting. Financially, our new Abercrombie stores are delivering 60% higher sales per square foot compared to the average Abercrombie adult store. For Hollister, we are excited to start rolling out our evolved store concept this quarter. The new format creates an optimistic and welcoming environment that is omni-focused and compliments our digital shopping experience. The open concept interior is designed to be agile and adaptable, allowing for merchandising flexibility. Across all brands, we remain disciplined in our real estate approach with the new stores checking each acquired box: The right size, the right location and the right economics. Shifting to inventory. The year-over-year inventory trend is playing out as planned with inventory growth moderating in Q3 after a peak in Q2. We ended the quarter with inventory up 36% to 2021 as we made good progress selling through summer and back-to-school inventory at Hollister. Consistent with last quarter, 92% of our inventory was current, defined as fall and holiday product, new goods that haven't been set or longer-life items. As we move through Q4, we expect year-over-year inventory growth to moderate further, and we are planning to be relatively flat to 2021 by year-end as we fully anniversary the late receipts we experienced last year. Turning to our second strategic principle, enterprise-wide digital revolution. During the quarter, we delivered share2Pay, a new way for Hollister customers to pay on the mobile app. Share2Pay was completely developed in-house, and I'm so proud of our internal team many of whom we've hired over the past 18 months as we add talent to accelerate our digital revolution. This first-of-its-kind payment solution is based on a need we saw among our teen customer to eliminate a barrier, a key barrier to conversion. The feature allows our Hollister customer to easily share their digital shopping bag with their parent, for example, to complete the purchase as many don't have access to credit cards to transact digitally. The early response has been positive as share2Pay transactions showing higher conversion and basket size than the average. We'll continue to get feedback and evolve this technology with the goal of finding more use cases beyond Hollister. This feature is one example of the work our teams are doing to support our digital revolution, which is necessary to grow our digital business off a 2021 base of roughly $1.7 billion. In addition to rolling out customer-facing technology, we also made progress on multiyear technology modernization efforts in areas like merchandising and data, which will enable us to be smarter and faster in the future. A huge thanks to our team, and I can't wait to see what's next. For our third strategic principle, operating with financial discipline, we are focused on managing controllable expenses in the third quarter. We [tightly] (corrected by company after the call) managed headcount and adjusted marketing to better match demand patterns. As discussed last 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 22, 2022 / 1:30PM, ANF.N - Q3 2022 Abercrombie & Fitch Co Earnings Call

quarter, we reduced inventory buys for holiday and go forward to better align with sales trends and to ensure all brands are in a position to chase receipts in strong performing categories. Despite the challenging macro backdrop, we remain cautiously optimistic as the holiday season ramps up in a big way this weekend. Quarter-to-date, sales are running consistent with Q3 levels. Across brands, I am pleased with our assortments, and we've seen good early reads in [key] (corrected by company after the call) weather categories. Also much different than last year, we have the inventory on hand for our customers this year due to our efforts to deliver inventory earlier than normal to mitigate potential supply chain delays. While our teams are working to deliver a great holiday, we also remain laser-focused on the long term. As we move through Q4 and into 2023, we expect to continue to leverage our strong balance sheet to fund the multiyear strategic investments necessary to execute our Always Forward plan. And with that, I'm going to turn it over to Scott to provide more details on the quarter and our updated outlook. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Thanks, Fran, and good morning. For the third quarter, we delivered net sales of $880 million, down 3% to last year on a reported basis and flat on a constant currency basis. We saw foreign currency pressure accelerate in the quarter, driving an approximately 300 basis point adverse impact to sales. Sales results were above our expectations as we saw trends improve sequentially at both Abercrombie and Hollister. Net sales at Abercrombie, which includes kids, rose 10% compared to 2021 on a reported basis and 13% on a constant currency basis. This compares to reported and constant currency growth of 5% and 7%, respectively, for Abercrombie in Q2. Hollister, which includes Gilly Hicks and Social Tourist, declined 12% or 9% on a constant currency basis. This compares to reported and constant currency declines of 15% and 12%, respectively, for Hollister in Q2. By region, net sales increased 3% in the U.S. and declined 18% internationally or 8% on a constant currency basis. By region, EMEA was down 22% on a reported basis and 11% on a constant currency basis, and APAC was down 26% on a reported basis and 19% on a constant currency basis. In EMEA, our strongest performance was once again in the U.K. and Middle East, and we continued to see softness in other key countries in Western Europe. Obviously, there are many unknowns in Europe this winter. So our focus is on controlling our inventory and expenses and quickly reacting to the environment. In China, our trend remained negative but improved significantly from Q2. Our gross profit rate was 59.2% compared to 63.7% last year. Key drivers of the year-over-year change were the adverse impact of exchange rates of 60 basis points and higher product costs of 370 basis points. On a constant currency basis, AUR was up slightly with Abercrombie higher than last year and Hollister lower than last year as we work through back-to-school inventory. On product costs, we are optimistic the recent pullback in freight and cotton prices will stick. We expect to see freight flip to a tailwind in Q4 as we anniversary elevated air rates and air usage due to Vietnam closures last year and start to see lower ocean rates materialize in cost of goods sold. For cotton, we will continue to see year-over-year cost pressure in the fourth quarter. Looking ahead, assuming current prices hold, we expect to see a benefit from lower cotton starting in the back half of 2023. Moving on to inventory. We ended the quarter with inventory up 36% to last year, 92% of which was current. During the quarter, we made good progress clearing through Hollister back-to-school inventory that was bought at a level higher than trends. Looking to Q4 and beyond, Hollister inventory receipts have been reduced to match the summer and back-to-school trends and to reflect [box] and hold inventory that will set this coming spring, and we continue to chase in key categories for Abercrombie. More recently, we have seen greater stability in the supply chain with transit times coming in better than our expectations. In total, we are targeting an inventory level relatively flat to last year by year-end. I'll now cover the rest of our Q3 results on an adjusted non-GAAP basis. We excluded $4 million and $7 million of pretax asset impairment charges for this year and last year, respectively. Q3 operating expense, excluding other operating income, was $501 million compared to $498 million last 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. 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year. The increase was driven by inflation in higher digital fulfillment expense, mostly offset by lower marketing, incentive-based compensation and foreign currency. Operating income was approximately $21 million compared to operating income of $79 million last year. Changes in foreign currency adversely impacted operating income by approximately $8 million. Net income per diluted share was $0.01 compared to net income per diluted share of $0.86 last year. Changes in foreign currency adversely impacted EPS by approximately $0.10. Moving on to the balance sheet. We ended the quarter with cash of $257 million and liquidity of $617 million. We expect cash and liquidity to build nicely in Q4 as we sell through inventory during the holiday period. During the quarter, we repurchased 510,000 shares for approximately $8 million. At quarter end, we had 49 million shares outstanding, down around 20% from the start of 2021 with approximately $230 million remaining under our previously authorized share repurchase program. We also repurchased $8 million of senior secured notes at a slight discount to par value. We remain committed to putting excess cash to work, pending liquidity levels, market conditions and our ability to accelerate investments in the business. Turning to investments, we expect fiscal 2022 CapEx of approximately $170 million, up slightly to our previous outlook as we accelerate certain technology investments. In total, we expect half of our capital spend to be for digital and technology and half for stores and maintenance. We continue to expect to be a net store opener this year with approximately 60 new stores globally with the majority in the U.S. We opened 31 stores through Q3 and the remaining 29 are set to open in Q4. We have approximately 220 leases up for renewal by year-end, and we continue to expect to close approximately 30 stores pending the negotiations with our landlord partners. As we look to the remainder of the year, we assume inflation-related pressure on consumer demand continues and that our brand and regional performance will be relatively consistent with Q3, with Abercrombie outperforming Hollister and U.S. outperforming international. Our updated outlook replaces all previous full year guidance. For the full year, we are planning as follows: net sales to be down 2% to 3% to 2021 level of approximately $3.7 billion, an increase to our previous outlook of down mid-single digits. Embedded in this outlook is an estimated adverse impact of approximately 250 basis points from foreign currency, slightly worse than our prior expectation. Operating margin in the range of 2% to 3%, with the lower end up slightly from our previous range of 1% to 3%, reflecting better-than-expected results in Q3. We continue to expect a total inflationary impact around $250 million across product costs and operating costs compared to 2021. For the fourth quarter, we are planning as follows: Net sales to be down 2% to 4% to 2021 level of approximately $1.19 billion, consistent with the Q3 trends. Embedded in this outlook is an estimated adverse impact of approximately 300 basis points from foreign currency. For operating margin, we expect a level between 5% and 7%, and an effective tax rate in the mid- to high 40s as the rate remains sensitive to earnings levels by geography. As we manage through the holiday season, we are also keeping an eye on the long term. This year and next are [pivotal] years as we accelerate our digital revolution and evolve our omnichannel experience across brands. We are mindful of the macroeconomic environment and are managing expenses and inventory tightly with a goal to maximize cash flow to fund key investments. Looking to 2023, while we are closely monitoring consumer demand, we remain cautiously optimistic that we'll see significant relief on product costs and some stabilization of inflation across other key expense categories. We will learn a lot more in the months to come, and we'll discuss assumptions for 2023 on our Q4 earnings call. With that, operator, we are ready for questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) Our first question comes from Dana Telsey from Telsey Advisory Group. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 22, 2022 / 1:30PM, ANF.N - Q3 2022 Abercrombie & Fitch Co Earnings Call

Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer Nice to see the progress. Can you expand on the enhancements that you've been making to Hollister and how you expect the brand to unfold in progress go forward given the people changes that have occurred there? And then any comments on -- we've been hearing about October and into November, how your trends have been exiting the quarter and into the other -- into this current quarter? And then lastly, Scott, you mentioned about product cost opportunities. How do you see it with supply chain in the first half of '23 compared to the second half? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So as you mentioned, we were pleased to see the sequential improvement from Q2 to Q3. In fact, we were pleased to see it in both of our brands. If you do take a step back, the Hollister customer, as we've talked about recently, has definitely been more impacted by inflation than our Abercrombie consumer seems to be at the moment. But we are controlling what we can control. The leadership changes came towards the end of Q2, the inventory changes -- we got on those as soon as we started to see some opportunities hit us as back-to-school kicked off at the end of the last quarter. It's exciting to see our tops business is very strong. We chased into those. Our theory there when we talk to the consumer is that perhaps they can't buy a couple pairs of jeans this year, but they want their outfits to look new, so they're putting new tops with those. We are determined to continue to see these improvements in the quarters to come, and the team is working very hard on adjusting inventories and really leaning into categories that are working. Let's see question 2, October into November. Go ahead. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO I'll grab that one. So similar trends been what we've been seeing across the industry. It sounds like it was pervasive across the industry. A little bit of softness there, late October, and maybe into the first week of November. Super warm there in the Midwest and Northeast. And obviously, that's not optimal for selling cold weather products. I have seen those trends improve since like others, which is exciting. We are seeing good early selling through our cold weather categories and outerwear fleece, sweaters in the places where we need to win in Q4. So happy with the results there, the early results in those categories. On product cost opportunities as we look through -- look to next year. The great thing to see these costs coming back in, significant reductions in freight through the ocean and air as well as seeing the cotton prices stabilize here and down pretty significantly year-over-year. Obviously, it's going to take a little bit longer to see that cotton flow through. So first half of next year, cotton will be pressure, and then we'll start to see the benefits in the second half of next year. Optimistic that we'll see the freight benefit throughout the entire year, assuming those ocean costs stay where they are. So good news coming, hopefully, on the product cost front. Operator Our next question comes from Corey Tarlowe from Jefferies. Corey Tarlowe - Jefferies LLC, Research Division - Equity Analyst Congrats on the progress here. So Fran, maybe if you could just start talking a little bit about how you feel about the health of the inventory going into the holiday. It sounds like a lot of the inventory is current, and there are lots of stores, and they seem to look really good. So maybe just talk a little bit about the assortment and the health of the inventory into the holiday here. And then I have a follow-up. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 22, 2022 / 1:30PM, ANF.N - Q3 2022 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes, we've been -- inventory has been a hot topic this year. And we've been talking about it on every quarter, and we kicked off the year by saying that we had a strategy on our inventory, which was really to pull it forward and get ourselves set up for the most important quarter of the year. So last year, we were struggling with both closures in Vietnam with our product as well as a lot of supply chain issues, and we were not going to disappoint our customers again. So we were able to get to about 36%, which is what I mentioned in my script, half of where we were last quarter. But to your point, that inventory is current. It's 92% current. We did a lot of adjusting of our inventory as we start to see the consumer respond to our product in the second quarter. So we're pleased by category and by brand on where we currently are and will be flat by the end of the year, which is what we had said as we said at our strategy. I think you said you had a follow-up. . Corey Tarlowe - Jefferies LLC, Research Division - Equity Analyst Great. Yes, could you just talk about how you think about the promotional environment as we head into holiday? It seems like people have been talking about more promotions that are expected to see ahead. Could you maybe just talk about how that is baked into the guide? And then, Scott, how you bridge that 5% to 7% operating margin, maybe some of the puts and takes for the Q4 that are associated with that. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sure. So we're heading into -- this is a big week of the quarter. I think everybody knows it's the most promotional quarter of the year. Our promotional strategy, as we've stated many times, is based on what is and isn't working for us, not what is happening relative to other retailers that are out there. I'm very proud to say that our promotions are considerably less than where we were pre-pandemic and flat to where we were last year. We're seeing some nice selling already from some categories and some cold weather categories. So we are positioned to compete, and I'm personally looking forward to being out in the malls and seeing all the consumer energy this weekend. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO As we think about that promo environment kind of bridging to the operating margin, we will see -- we expect to see Abercrombie AURs up again. They were up nicely there in Q3 and Hollister was down in Q3 as we continue to push on that back-to-school inventory. Again, that was inventory that we bought earlier in the year before that trend fell down kind of in that June time period. So we expect to see the same thing play through in Q4, Abercrombie AUR up, Hollister down a little bit as we continue to push through that clearance, that carryover clearance. As we think about bridging the 5% to 7% operating margin, the good thing is as we're getting closer to last year, whenever we really started to see the freight come in, so we'll still be below 2021 levels. And the way I think about it is gross margin will still see some pressure there year-over-year. While we see freight being a nice tailwind in Q4, cotton will absorb most of that as that fully comes into the P&L and flows through. On the other costs, not much else happening in AUC. We talked about AUR. And then other operating costs, we want to keep them relatively flat to last year. So really for Q4, year-over-year, it's going to be a margin story, and we'll work through the promo environment. And as Fran said, we're targeting that inventory to be flat at year-end to last year and move cleanly into 2023. And again, so the first question earlier, really excited about what we're seeing from product costs and hopefully seeing that benefit throughout 2023. Operator Paul Lejuez from Citi. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 22, 2022 / 1:30PM, ANF.N - Q3 2022 Abercrombie & Fitch Co Earnings Call

Kelly Crago - Citigroup Inc., Research Division - VP This is Kelly Crago on for Paul. So I just wanted to follow up on, sort of, what you're seeing from a promotional standpoint. So I guess you're saying that the Hollister brand is more promotional year-over-year. And then I guess I'm just curious, relative to 2019, what those AURs look like? And then on the other side, A&F was also -- or was less promotional year-over-year, which is driving the higher AURs than I would assume that those AURs are up relative to 2019. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes, let me have this one. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Clarifying the first point. . Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes, on the first point, so when we talk about Hollister, we're not more promotional. Our promotions this year for Black Friday will be consistent to last year, that promotion has started, which is good. Where we might see some additional promotions or pricing actions versus last year will just be to continue to clean up that carryover inventory. So that's where we're assuming AURs will be down a little bit on a constant currency basis. We do have FX as a continued hurt sadly here in Q4. So that's going to hurt the AUR just on a currency basis. As we think about 2019, it's -- actually, we like where the AURs are, they're up across brands. So even for Hollister in Q3, where we had put more promotions on to move that back-to-school inventory. Those AURs are still higher than 2020 -- or I'm sorry, 2019 pre-pandemic, and Abercrombie up nicely as we kind of fully evolved that brand and that assortment. So loving the AURs that we're seeing across brands, even in light of what we've had to do for Hollister more recently. And then getting back to that cost that's coming back in, to see gross margin going in a good direction go forward. And A&F something we have been talking about -- sorry, just on A&F as we've been going through, we've been much less promotional year-over-year, that brand. The momentum that we've seen there has just been amazing. And we've been able to pull off promotions, both depth and frequency. Kelly Crago - Citigroup Inc., Research Division - VP Got it. And then just secondly on your comments around the quarter-to-date trends. So I guess you're saying that you did see a little bit of a slowdown in October, but trends have kind of stabilized, maybe improving as we get closer to the holiday. And I'm just curious, so net down to 2% to 4% is pretty consistent with 3Q. So is that kind of what you're seeing quarter-to-date? And then just curious on the kind of the comparisons as we move through the quarter. Omicron was an issue last year. There was some pull -- we think there was maybe some pull forward of demand in holiday last year. So just curious how the rest of the quarter looks on a year-over-year basis. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director We'll start back with that one. So yes, I mean, our expectation, interestingly, for this holiday is that it probably would mirror more pre-pandemic. So last year and the year before, we saw a little bit more of a flattening demand throughout from Black Friday through the holidays. Prior to that, 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 22, 2022 / 1:30PM, ANF.N - Q3 2022 Abercrombie & Fitch Co Earnings Call

you used to see these big spikes on the most traffic days, which would be this Black Friday week through Giving Tuesday and then some of the key Saturdays. So we are expecting a little bit more of a cadence similar to pre-pandemic. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes, Kelly, like you kicked off with quarter-to-date trends consistent with Q3. So I feel good where we are. Yes, a couple of weeks in October, a little tough there at the end. These are small weeks in the quarter, same thing with November week 1. So back on track. Once the weather turned, we saw some great selling in those cold weather categories I mentioned earlier. So feel good sitting here today. And as we go through the quarter, we had light inventory last year. We have the inventory this year, and we're excited to compete as we go through the quarter. Operator Carla Casella, JPMorgan. Carla Casella - JPMorgan Chase & Co, Research Division - MD & Senior Analyst Well, I wanted to ask you about -- you bought back $8 million of bonds in the quarter in the open market. What's your thought in terms of just your capital structure and whether you would consider calling those bonds, or at what point you'll take it out and look at the structure? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Carla, yes, bought back some bonds in the quarter, $8 million. We had done about $40 million middle of last year. So as we have excess cash, we look at the capital allocation stack. We increased capital investments. We've taken them for this year from $150 million to $170 million, so continuing to invest back in the business. Bought a little bit of stock back and bought the bonds back. When we think about our capital structure, we're comfortable holding the debt that we're holding. When we see opportunities like we have seen more recently where the debt trades below par, we can go in there and buy a little bit of that back in the open market, save a little bit of interest expense, nice cash payback going forward. So big picture, though, comfortable with the debt. And as we have excess cash, we'll continue to look at that capital allocation stack and see where we put the cash to work. Carla Casella - JPMorgan Chase & Co, Research Division - MD & Senior Analyst Okay, great. And then if I could just do 1 more question on the shipping costs. Can you just talk about freight rates and kind of where they peaked and where they are now relative to where you expect them to be in the next quarter and next year? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. The peaks, I would say happened probably earlier this year, and shipping costs are tough to pin down. There's indices all over the place. But when you don't shift from just the index point somewhere in China to maybe the West Coast, we ship from multiple countries in Southeast Asia. So there's no one index that I can just grab. But what I would say is they're down pretty significantly from the peak. And with the demand environment that we're seeing out there, a lot of retailers, including us, pulled back on Q4 receipts whenever the businesses fell off earlier this summer. So the demand environment is good. Hopefully, that's tilted back in the favor of the retailers. We're seeing that come in the pricing and optimistic that, that will stick in Q4 and beyond. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 22, 2022 / 1:30PM, ANF.N - Q3 2022 Abercrombie & Fitch Co Earnings Call

Operator Janet Kloppenburg, JJK Research Associates. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Congrats on the great progress. Fran, just a couple of quick -- first of all, clarification. I think you're saying you expect your promos to be flat for the fourth quarter and were they higher in the year-over-year in the third quarter to clear the Hollister product, but improved at A&F as driven by the AUR gain? That's the first question. Second question, what's going on with A&F men's? And should we have any concern there? And then secondly, when you look at Hollister assortments for go forward into spring, are you encouraged that we could see an inflection in Hollister's comps sometime in the first half? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Janet, I'll clear up the first one real quick and then Fran can get into it. So meanwhile -- for Abercrombie in Q3, it was down for Hollister as we pressed on pricing to clear that back-to-school inventory. As we think about going into holiday, our main promotions, [the percent of] stores or the promotions that we're running outside the store should be relatively consistent year-over-year. As a reminder, we rightsized that Q4 and forward inventory buy for Hollister. Where we'll focus any excess markdowns in Q4 will be on Hollister carryover inventory. So we'll see how that plays out in the selling mix in Q4. And then I'll kick it over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sure. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Wait, wait, wait. Can you hear me? Can you hear me? What about Hollister though? From promos, just for my notes, I just want to clarify that promos were up, would you say meaningfully, Scott, for Hollister in 3Q? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO I wouldn't say meaningfully. We turned through our back-to-school inventory a little more clearance pricing. You take it a little bit lower on the markdowns, but I wouldn't call it meaningful. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director And regarding men's -- so in my script, I actually get it. It's exciting second quarter for men's, we talked about seeing some green shoots. But in the third quarter, we actually saw some growth. So we are encouraged that the men's consumer is seeing how Abercrombie is back, like the women's consumer has been seeing it for quite some time now and responding to some good categories in our tops, strong. Our outerwear business is strong. So we're actually very encouraged with what we're seeing in the men's business. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President That's A&F? 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 22, 2022 / 1:30PM, ANF.N - Q3 2022 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director A&F, exactly. Yes. And then for Hollister, it was great to see quite some improvement this quarter. Our expectation is to continue to see some sequential improvement. We're seeing good business on the tops, as I mentioned, the consumer is looking to update their outfits. So they're buying a new top perhaps to go with their jeans. There's also a lot happening in non-denim bottoms. We've chased into categories like cargo pants, which the consumer responded to quite well during back-to-school. We didn't have enough, we've chased into those. So our expectation is to continue to see sequential improvement in Hollister quarter-by-quarter. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President And do you expect a lag in Europe, Fran? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. I mean international business has been challenging. There's a lot of uncertainty still in Europe. We are managing what we can in the short term, right? We're controlling our inventory. We are continuing to open up stores and we do believe in the long-term opportunity there. So we'll have to see what the fourth quarter brings. It's been challenging. Operator (Operator Instructions) Now I will take a question from Mauricio Serna from UBS. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst Great. Congratulations on the progress. Just wanted to ask if you could elaborate a little bit more on category performance across the 2 brands, particularly interested in seeing how denim has trended during the quarter. And then maybe if you could talk a little bit about Europe and what are the pockets where you're seeing some weakness in the market? And lastly, on freight, on the Q4 outlook. I mean I think I recall from last year, there was like a 370 basis point impact. So I just want to -- I wanted to ask if you expect that to fully revert in this quarter or maybe just like a more gradual pace, so... Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director All right, Mauricio, let's go back up to the top here. So category performance for denim. So we're seeing actually a little bit of a difference by brand. So Abercrombie had another -- Abercrombie women's, particular hit another record quarter in denim and the Hollister denim business has gotten sequentially better. What we're really seeing from the consumer, though, is a move into non-denim bottoms. There's a lot happening. We set another record in Abercrombie women's where we sold the best pants, I think, in over a decade or something Scott, right over? Yes. And in Hollister often non-denim bottoms are doing very nicely, as I mentioned just quickly before about cargo pants and things of those opportunities. So we are shifting our receipts into -- leaning into what's working, and we're going to continue to do that. 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 22, 2022 / 1:30PM, ANF.N - Q3 2022 Abercrombie & Fitch Co Earnings Call

Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO All right. Let's go up to Europe, so pockets of weakness. So where we are seeing strength, has been relatively consistent. We've seen it in the U.K. and we've seen it in the Middle East. And then kind of our next few countries, when you think about Germany, France, Italy, that's where we've seen the softness. Obviously, Germany has some significant uncertainty right now with the gas situation over the winter. So like Fran said a minute ago, we're just keeping our eyes on the region. We will control what we can control, keeping inventory lean, and we're just going to read and react as we go through the winter. On the freight side and thinking about the outlook. So yes, last year, we had about $75 million hit us with freight when we had significant air usage, high air rates, high ocean rates coming in. We're going to get a big chunk of that back this year. You don't get all of it back. It's going to take a little bit of time for those lower rates to flow through the P&L. So again, hopefully, some good things coming there in 2023. But then some of that offset of the good pickup in freight year-over-year, we'll be seeing that cotton flow through in those higher rates. So we're kind of working through the inflation and the input costs. Freight hopefully has seen the peak, and we're on the good side of it. Cotton still, we've got to get through the peak there. And then hopefully, in the back half of 2023, we'll see some benefits coming in. Operator And as there are no further questions in the queue, I'd like to hand the call back over to Fran Horowitz for any additional or closing remarks. Over to you. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Just want to thank everyone for joining the call today and wishing you and your families a safe and happy holiday season. Operator Thank you. This concludes today's conference call. Thank you for your participation. You may now disconnect. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2022, Refinitiv. All Rights Reserved. 15374763-2022-11-22T19:56:53.427 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 22, 2022 / 1:30PM, ANF.N - Q3 2022 Abercrombie & Fitch Co Earnings Call